FOURTH AMENDMENT
                                     TO THE

                           UNITED MERIDIAN CORPORATION
             1994 OUTSIDE DIRECTORS' NONQUALIFIED STOCK OPTION PLAN

                  WHEREAS, there is reserved to the Board of Directors of the Company in Section 7 of the United Meridian Corporation 1994 Outside Directors' Nonqualified Stock Option Plan (the "Plan") the right to amend the Plan;

                  NOW, THEREFORE, as of the effective date of the Ocean Energy, Inc. 1998 Long-Term Incentive Plan, the Plan is hereby amended as follows:

         1.       Section 2 is amended to read as follows:

                  "Notwithstanding anything in the Plan to the contrary, no options or other awards may be granted under the Plan on or after the effective date of this Fourth Amendment."

                  Except as amended by this Fourth Amendment, the Plan shall continue without interruption or change.

                  Dated: March 27, 1998